Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 29, 2012 relating to the consolidated financial statements and financial statement schedule, which appears in Southern California Edison Company's Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 3, 2012